Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

            June 6, 2011

KAR Auction Services, Inc.

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

Re:	KAR Auction Services, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to KAR Auction Services, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 filed on May 6, 2011 and Pre-Effective Amendment No 1 thereto filed on June 6, 2011 (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the sale from time to time by KAR Holdings II, LLC of up to an aggregate of 106,853,660 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion stated herein, we have examined and relied upon the following:

(i)	the Registration Statement;

(ii)	the certificates evidencing the Shares;

(iii)	a copy of the Company’s Certificate of Incorporation as amended to date, certified by the Secretary of State of the State of Delaware;

(iv)	a copy of the Company’s By-laws, as amended through the date hereof and in effect as of the date hereof, as certified by Rebecca C. Polak, the Secretary of the Company;

(v)	copies of certain resolutions adopted by the Board of Directors of the Company, relating to the issuance and sale of the Shares (the “Board Resolutions”); and

(vi)	an executed copy of a certificate of Eric M. Loughmiller, Executive Vice President and Chief Financial Officer of the Company, certifying as to the receipt in full by the Company of the consideration recited in the Board Resolutions.

KAR Auction Services, Inc.

June 6, 2011

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties and the due countersignature of the certificates evidencing the Shares by the registrar and transfer agent for the Common Stock and the due registration of the Shares by such registrar and transfer agent. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion with respect to the law of any jurisdiction other than Delaware corporate laws (including, to the extent applicable, the Delaware constitution and judicial decisions).

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company and were validly issued and are fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP